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                                                                   EXHIBIT 10.65
                                 AMENDMENT NO. 2
                                       TO
                                 LEASE AGREEMENT

        THIS AMENDMENT is made and entered into this 29th day of March, 2002, by and between Eyde Brothers Development Company ("Landlord") and Big Buck Brewery & Steakhouse, Inc. ("Tenant").

                                R E C I T A L S:

        WHEREAS, the Landlord and the Tenant entered into a Real Estate Purchase and Leaseback Agreement, dated April 11, 1997, relating to the premises, legally described therein, at 2500 28th St. SE, Grand Rapids, Michigan (the "Grand Rapids Site");

        WHEREAS, the Landlord and the Tenant entered into a Lease Agreement (the "Lease Agreement"), dated April 11, 1997, pursuant to which the Landlord leases to the Tenant and the Tenant rents from the Landlord the Grand Rapids Site;

        WHEREAS, the Landlord and the Tenant entered into an Amendment to the Lease Agreement, dated March 27, 2000, pursuant to which the Landlord waived its right to require the Tenant to repurchase the Grand Rapids Site based upon Gross Sales (as defined in the Lease Agreement) during any of the first three Lease Years (as defined in the Lease Agreement);

        WHEREAS, the Landlord and the Tenant desire to enter into an agreement pursuant to which the Landlord will waive its right to require the Tenant to repurchase the Grand Rapids Site based upon Gross Sales during the Lease Years ended April 10, 2001 and April 10, 2002, and pursuant to which Section 3.3(b) of the Lease Agreement will be restated, in exchange for the receipt of good and valuable consideration, the receipt of which is hereby acknowledged;

        NOW, THEREFORE, in consideration of the premises and agreement set forth herein, the parties hereto agree as follows:

        1. WAIVER. The Landlord waives its right to require the Tenant to repurchase the Grand Rapids Site based upon Gross Sales during the Lease Years ended April 10, 2001 and April 10, 2002.

        2. REPURCHASE OBLIGATION. The first sentence of Section 3.3(b) of the Lease Agreement is restated as follows: "Commencing April 11, 2002, in the event that Gross Sales shall not exceed $1,500,000 annually for any full Lease Year during the remaining term of the Lease, then Tenant shall be obligated to repurchase the Premises from Landlord, upon Landlord's written request, within one hundred eighty (180) days after receipt of such request from Landlord."
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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

LANDLORD:                          TENANT:

EYDE BROTHERS DEVELOPMENT          BIG BUCK BREWERY & STEAKHOUSE,
COMPANY                            INC.

By /s/ Michael G. Eyde             By /s/ William F. Rolinski
   ----------------------             -------------------------------------
        Michael G. Eyde                    William F. Rolinski
        Owner                              President and Chief Executive Officer